            COMMERCIAL LEASE AGREEMENT
              WITH OPTION TO PURCHASE
                (YORK CARE CENTER)

THIS COMMERCIAL LEASE AGREEMENT ( "Lease" ) is made and effective this 13th day of January, 1997, by and between ALBERT M. LYNCH, an individual
("Landlord ), and COLUMBIA HOUSE, L.L.C., a
Washington limited liability company ("Tenant"), with reference to the following facts:

     A. Landlord is the owner of certain improved real property located at 40 and 42 Ross Cannon
Street, in the City of York, York County, South
Carolina, commonly known as the York Care Center
(the "Premises"), which Premises are more fully described as follows:

     "All that certain piece, parcel or tract of land lying and being situated in the City of York, York Township, York County, South Carolina, containing TWO AND 321/1000 ( 2.321) ACRES, more or less, according to survey drawn for William P.
Martin by Joe H. Baird, RLS, January 9, 1991, and being more particularly described according to said plat as follows: BEGINNING at a point on eastern edge of Ross Cannon Street, joint corner with other property of William P. Martin, and running thence S. 88- 08-45 E. 250.00 feet; thence
S. 1-51-15 W. 322.86 feet; thence S. 59-48-55 W.
107.89 feet; thence S. 57-14-25 W. 192.64 feet to
point on eastern edge of Ross Cannon Street;
thence with said street N. 1-51-15 E. 489.53 feet to point of beginning."

     ALSO "All that certain piece, parcel or lot of land lying and being situated at the intersection of Ross Cannon Street and S.C.
Highway 49 (Charlotte Highway), in the City of
York, York County, South Carolina, and being more particularly described according to plat of property of William P. Martin, drawn by Joe H.
Baird, RLS, January 9, 1991, as follows: Beginning at a point on eastern edge of Ross Cannon Street, joint corner with other property of William P.
Martin, and running thence with edge of Ross
Cannon Street N. 1-51-15 E. 205.00 feet to point on southern edge of S.C. Highway 49; thence with edge of S.C. Highway 49 N. 69-57-35 E. 180.00 feet; thence S. 20- 02-25 E. 222.53.feet; thence
S. 1-51-15 W. 65.65 feet; thence N. 88-08-45 W.
250.00 feet to point of beginning."

As used in this Lease, the term "Premises" shall refer only to the land, improvements, and fixtures constituting the York Care Center. The "Building" shall refer to the improvements located on the above-described real property.

     B. Tenant desires to lease the Premises from Landlord and to acquire an option to purchase the Premises from Landlord, all according to the terms set forth in this Lease.
NOW, THEREFORE, Landlord and Tenant agree as follows:

     l. LEASE OF PREMISES. Landlord hereby leases the Premises to Tenant, and Tenant hereby leases the Premises from Landlord, for the rent and term, and subject to the terms set forth in this Lease.

     2. TERM OF LEASE. The term of this Lease (the
"Term" ) shall commence on January l, 1997, or such earlier date as may be agreed upon by the parties (the "Commencement Date"), and shall continue until December 31, 2001. Notwithstanding

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the foregoing, the Commencement Date shall be
deferred and the Term shall not commence until Tenant has received all necessary licenses and approvals required by applicable law to operate the Premises as an assisted living facility.

     3. RENT. Tenant ' s basic rental obligation shall consist of the minimum monthly rent described below. Additionally, Tenant's rental obligation shall include all costs to be paid by Tenant under this Lease in connection with Tenant's occupancy of the Premises (such as taxes and assessments, insurance premiums and maintenance expenses).

     3.1 MINIMUM MONTHLY RENT. Tenant shall pay to
Landlord as a minimum monthly rent, without deduction, set-off, prior notice or demand, the sum of Sixteen Thousand and No/100 Dollars
($16,000.00) per month in advance on the first day of each calendar month, beginning on the Commencement Date and continuing during the Term.
If, by' agreement of the parties, the Term commences on a date other than the first day of a calendar month, the first rental payment shall be due on the Commencement Date and shall include rent for the first full calendar month, plus prorated rent for the first partial calendar month. All rent shall be paid to Landlord in lawful money of the United States, at such address as may be designated by Landlord from time to time.

     3.2 DELINQUENT RENT. In the event of default in the payment of rent under this Lease, which default is not cured within ten (10) days after Tenant's receipt of written notice of default, Tenant agrees to pay a late charge equal to four percent (4%) of such delinquent amount, which charge shall become due immediately with the delinquent rent. Such charge shall be deemed not a penalty but a reasonable administrative charge for the expense and inconvenience suffered by the Landlord on account of the late payment.

     4. OPTION TO PURCHASE. In consideration of the sum o E Two Hundred Fifty Thousand and No/ l00ths ( $250, 000. 00) Dollars ( "Option
Consideration"), due and payable to Landlord by Tenant on the effective date of this Lease, Landlord hereby grants to Tenant an option to purchase the Premises for the price and on the terms and conditions set forth in Exhibit A attached hereto and incorporated herein. Except as specifically provided in Sections 12 and 13 below with respect to casualty and condemnation, the Option Consideration is not refundable by Landlord under any circumstances, including termination of this Lease for any reason prior to expiration of its stated term, in which event the option to purchase as herein provided terminates.

     5. PERSONAL GUARANTY. On the effective date of this Lease Tenant shall procure and deliver to Landlord the personal guaranty of Tenant's obligations hereunder on the terms and conditions set forth on Exhibit B attached hereto and incorporated herein.

     6. USE OF PREMISES; OPERATIONS REPORTING.
Tenant shall use the Premises for the operation of a full service retirement, convalescent apartment facility, and/or assisted living facility.




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     7. REAL PROPERTY TAXES AND
ASSESSMENTS/UTILITIES. Tenant shall pay all real property taxes and general and special assessments levied and assessed against the Premises, and which pertain to the Term (prorated for any partial tax year at the beginning and end of the
Term). Landlord cause the tax bills to be sent directly to Tenant from the tax collector. If tax bills are sent to Landlord, Landlord shall notify
Tenant of the real property taxes and immediately upon receipt of the tax bill shall furnish Tenant with a copy of the tax bill. Tenant shall pay the real property taxes semiannually not later than ten (10) days before the taxing authority's delinquent date or ten (10) days after receipt of the tax bill, whichever is later.

     Tenant shall a for all utilities and services furnished to or used by it, including without limitation, gas, electricity, water, telephone service television service, garbage collection, and for all connection charges.

     8. MAINTENANCE. Tenant, at its cost, shall maintain the Premises, including structural (roof, foundation, and bearing and non-bearing walls) as well as nonstructural components thereof, and also including without limitation, all plumbing, heating, air conditioning, ventilating, electrical and lighting facilities and equipment, fire safety and life systems and alarms within the Premises, all fixtures, interior walls, ceilings, windows, doors, plate glass, either within or on the Premises, and all sidewalks, landscaping, driveways, parking lots, fences and signs either in or on the Premises. All such elements shall be maintained in good condition, reasonable wear and tear excepted. Landlord shall have no responsibility to maintain any portion of the Premises.
Landlord hereby warrants and represents that the Premises are in good condition and that all building systems (e.g., heat, HVAC plumbing and electrical) are in good operating condition.

     9. ALTERATIONS AND IMPROVEMENTS.

     9.1 TENANT'S ALTERATIONS AND IMPROVEMENTS.
Tenant shall not make any structural alterations to the Premises without Landlord's prior written consent. Any alterations made (other than trade fixtures and personal property, which Tenant may remove) shall remain on and be surrendered with the Premises on expiration or termination of the Term.

     9.2 Tenant shall pay all costs for
construction done by it, or caused to be done by it, and for all materials furnished to it, or caused to be furnished to it, on the Premises as permitted by this-Lease. Tenant shall keep the Premises free and clear from any liens arising out of construction done by or for Tenant or materials furnished to or for Tenant.
Tenant shall have the right to contest the correctness or the validity of any such lien if, immediately on demand by Landlord, Tenant procures a lien release bond meeting the requirements of South Carolina law respecting the release of mechanic's liens and providing for the payment of any sum that the claimant may recover on the claim
(together with costs of suit, if the claimant recovers in the action).







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     10. INDEMNIFICATION.

     10.1 INDEMNITY BY TENANT. Tenant shall
indemnify, defend and hold Landlord harmless from and against all claims and liabilities arising out of any damage to any person or property occurring in, on, or about the Premises, except that Landlord shall be liable for damage resulting from the acts or omissions of Landlord or its authorized representatives.

     10.2 INDEMNITY BY LANDLORD. Landlord shall indemnify, defend and hold Tenant harmless from and against all claims and liabilities arising out of any damage to any person or property occurring as a result of the acts or omissions of Landlord or its authorized representatives or as a result of Landlord's breach of this Lease.

     11. INSURANCE REQUIREMENTS.

     11.1 TYPES OF INSURANCE. Landlord and Tenant agree that Tenant shall, at its cost, maintain the following insurance coverages with respect to the Premises during the term of the Lease:

     a. DAMAGE TO PREMISES. A policy or policies of hazard insurance covering loss or damage to the Premises, in the amount of the full replacement value thereof, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, and special extended perils (all risk). The insurance policy shall be issued in the names of Landlord, Tenant, and Landlord's lender, as their interests appear. In case this Lease is terminated, the insurance policy and all rights under it, or the insurance proceeds, shall be assigned to Landlord at Landlord's election.

     The "full replacement value" of the Premises shall be determined by the company issuing the insurance policy at the time the policy is initially obtained. Not more frequently than once every three (3) years, either party shall have the right to notify the other party that it elects to have the replacement value redetermined by the insurance company. The redetermination shall be made promptly and in accordance with the rules and practices of the Board of Fire Underwriters, or a like board recognized and generally accepted by the insurance company, and each party shall be promptly notified of the results of the company.
The insurance policy shall be adjusted according to the redetermination.

     b. PUBLIC LIABILITY AND PROPERTY DAMAGE.
Commercial general liability and property damage insurance with a combined single limit of liability of not less than $1,000,000 per occurrence, insuring against all liability of Tenant and its authorized representatives arising out of and in connection with Tenant's use or occupancy of the Premises.-. All such insurance shall insure performance by Tenant of the indemnity provisions of Paragraph 10.1 above. Both parties shall be named as co-insureds, and the policies shall contain cross liability endorsements.

     c. BUSINESS INTERRUPTION. A policy of
business interruption insurance covering the
Landlord for any loss or damage resulting from any
damages to the Premises for which there is
insurance providing protection against all perils
as identified in 11.1(a) above.
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     11.2 WAIVER OF SUBROGATION. The parties
hereby release each other, and their respective authorized representatives, from all claims and liabilities for damage to any person or to the Premises, to the extent of the insurance coverage described in this Paragraph 11, that are caused by or result from risks insured against under any insurance policies carried by the parties and in force at the time of any such damage. Each insurance policy required under this Lease shall provide that the insurance company either party in connection with any damage covered by such policy.

     11.3 MISCELLANEOUS INSURANCE PROVISIONS. All insurance required under this Lease shall:

     a.  Be issued by insurance companies
authorized to do business in the State of South
Carolina.

     b. Be issued as a primary policy;

     c. Contain an endorsement requiring twenty
(20) days' written notice from the insurance company to both parties and Landlord's lender before expiration, cancellation or change in the coverage, scope, or amount of any policy.

     Each policy, or a certificate of the policy, together with evidence of payment of premiums, shall be deposited with Landlord at the commencement of the Term, and on renewal of the policy, not less than twenty (20) days before the expiration of the term of the policy.

     12. DAMAGE AND RESTORATION.

     12.1 DAMAGE AND REPAIR. If the Building is damaged by fire or any other cause to such extent that the cost of restoration will equal or exceed fifty percent (50%) of the replacement value of the Building (exclusive of foundations) just prior to the occurrence of the damage, then Landlord may, no later than the sixtieth day following the damage, give Tenant a notice of election to terminate this Lease. In the event of such election this Lease shall be deemed to terminate on the third day after the giving of such notice, the Option Consideration shall be. returned to Tenant, Tenant shall surrender possession of the Premises within a reasonable time thereafter, the rent shall be apportioned as of the date of Tenant's surrender and any rent paid for any period beyond such date shall be repaid to Tenant.
If the cost of restoration as estimated by Landlord shall amount to less than fifty percent
(50%) of said replacement value of the Building, or if Landlord does not elect to terminate this lease, Landlord shall promptly restore the Building and the Premises (to the extent of the improvement of the Premises originally provided by Landlord hereunder),.subject to delays beyond
Landlord's control and delays in the making of insurance adjustments by Landlord, provided that if such restoration is reasonably estimated to render the Premises unusable for 120 days or more, Tenant may elect to terminate this Lease.

     12.2 DESTRUCTION DURING LAST YEAR OF TERM. In case the Building shall be substantially destroyed by fire or other cause at any time during the last
Lease Year of this Lease, either Landlord or Tenant may terminate this Lease upon written notice to the other given within sixty (60) days of the date of such destruction. In such event the Option Consideration shall be returned to Tenant.

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     13. CONDEMNATION.

     13.1 DEFINITIONS.

     a. "Condemnation" means (1) the exercise of any governmental power by a condemnor to condemn all or any portion of the Premises, whether by legal proceedings or otherwise, or (2) a voluntary sale or transfer by Landlord to any condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

     b. "Date of Taking" means the date the
condemnor has the right to possession of the property being condemned.

     c. "Award" means all compensation, sums, or anything of value awarded, paid, or received on a total or partial condemnation.

     d. "Condemnor" means any public or quasi-public authority, or private corporation or individual, having the power of condemnation.

     13.2 TOTAL TAKING. If the Premises are
substantially taken by condemnation, and thereby rendered, totally untenantable, this Lease-shall automatically terminate as of the date of taking and the Option Consideration shall be returned to Tenant.

     13. 3 PARTIAL TAKING. If any portion (but not all) of the Premises is taken by condemnation, this Lease shall remain in effect, except that Tenant may elect to terminate this Lease if any part of the Premises shall be taken so as to render the remainder thereof unusable for the purposes for which the Tenant leased the Premises. If Tenant elects to terminate this Lease, Tenant must exercise its right to terminate pursuant to this Paragraph by giving notice to Landlord within thirty (30) days after the nature and extent of the taking have been finally determined. If Tenant elects to terminate this Lease as provided in this Paragraph, Tenant shall also notify Landlord of the date of termination, which date shall not be earlier than sixty (60) days, nor later than one hundred twenty (120) days after Tenant has notified Landlord of its election to terminate;
except that this Lease shall terminate on the date of taking if the date of taking falls on a date before the date of termination as designated by Tenant. If this Lease is so terminated, the Option
Consideration shall be returned to Tenant. If
Tenant does not terminate this Lease within the 15-day period, this Lease shall continue in full force and effect.

     13.4 RESTORATION OF PREMISES; ABATEMENT OR
REDUCTION OF RENT. If there is a partial taking of the Premises and this Lease remains in full force and effect pursuant to Paragraph 13.3, Tenant shall at its cost accomplish all necessary restoration. Rent shall be abated or reduced during the period from the date of taking until the completion of restoration, but all other obligations of Tenant under this Lease shall remain in full force and effect. The abatement or reduction of rent shall be based on the extent to which the restoration interferes with Tenant's use of the Premises. Furthermore, and regardless of abatement or reduction of rent during restoration, the rent payable following the date of taking shall be abated in proportion to the degree to which Tenant's use of the Premises is impaired.


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     13.5 AWARD. The award shall belong to and be
paid to Landlord, except that Tenant shall receive from the award the greater of the cost of making the necessary restorations or the value specifically allocated by the condemnor to the partial or total loss of the unexpired term of this Lease. Additionally, Tenant shall have the right to make a separate claim against the condemnor for damages to Tenant as a result of the taking, including compensation for the taking of Tenant's property, damages to Tenant's business, moving expenses, and the like.

     14. ASSIGNMENT/ SUBROGATION.

     14.1 VOLUNTARY ASSIGNMENT, SUBLETTING, AND
ENCUMBERING BY TENANT. Tenant shall not
voluntarily assign or encumber its interest in this Lease or in the Premises, or sublease all or any part of the Premises (except to Tenant's clients), or allow any other person or entity to occupy or use all or any part of the Premises
(except Tenant's clients), without first obtaining
Landlord's written consent. Any assignment, encumbrance, or sublease without Landlord's prior consent shall be voidable arid, at Landlord's election, shall constitute a default. No consent to any assignment, encumbrance, or sublease shall constitute a further waiver of the provisions of this Paragraph. Notwithstanding the foregoing,
Tenant may assign its interest under this Lease or sublease all or part of the Premises without Landlord's consent to a subsidiary or affiliate of Tenant, or in connection with a merger or consolidation involving Tenant.

     14.2 ASSIGNMENT BY LANDLORD. Landlord shall have the right to sell, assign, hypothecate, pledge, or otherwise transfer or encumber
(collectively "transfer") all or any portion of its interest in the Premises or this Lease, without Tenant's consent, and Tenant shall, upon notice of such transfer, execute a written amendment to this Lease acknowledging and consenting to such transfer. If the entire leased
Premises are transferred, and the transferee assumes in writing all of Landlord's obligations under this Lease, Tenant agrees that Landlord shall be released from any further obligations under this Lease.

     15. TENANT ' S DEFAULT. The occurrence of any
of the following shall constitute a default by
Tenant:   .

     15.1 Failure to pay rent when due, if the failure continues for ten (10) days after written notice of the failure to pay.

     15.2 Violation of or failure to perform any other provision of this Lease, if the violation or failure to perform is not cured within thirty (30) days after written notice has been given to Tenant. If the default cannot reasonably be cured within thirty (30) days, Tenant shall not be in default of this Lease if Tenant commences to cure the default within the 30-day period and diligently and in good faith continues to cure the default. Notice as given under this Paragraph shall specify the alleged default and the applicable Lease provisions, and shall demand that Tenant perform the provisions of this Lease within the applicable period of time, or quit the Premises. Such notice may serve both as a notice of the default under this Paragraph and as any statutory notice required as a condition precedent to an action in unlawful detainer or for damages or otherwise. No such notice shall be deemed a forfeiture or a termination of this Lease unless
Landlord so elects in the notice.


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     16. LANDLORD'S REMEDIES. Landlord shall have
the following remedies if Tenant commits a default. These remedies are not exclusive; they are cumulative in addition to any remedies now or later allowed by law.

     16.1 CONTINUATION OF LEASE. Landlord may continue this Lease in full force and effect, and the Lease will continue in effect as long as Landlord does not terminate Tenant's right to possession, and Landlord shall have the right to collect rent when due. During the period Tenant is in default, Landlord may enter the Premises and relet them, or any part of them, to third parties for Tenant's account. Tenant shall be liable immediately to Landlord for all reasonable costs
Landlord incurs in reletting the Premises.
Reletting can be for a period shorter or longer than the remaining term of this Lease. Tenant shall pay to Landlord the rent due under this Lease on the dates the rent is due, less the rent
Landlord receives from any reletting. No act by Landlord allowed by this Paragraph shall terminate this Lease unless Landlord notifies Tenant that Landlord elects to terminate this Lease. After
Tenants default and for as long as Landlord does not terminate Tenant's right to possession of the Premises, if Tenant obtains Landlord's consent
Tenant shall have the right to assign or sublet its interest in this Lease, but Tenant shall not be released from liability.

     16.2 TERMINATION OF LEASE. Landlord may
terminate Tenant ' s right to possession of the Premises at any time. No act by Landlord other than giving notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises, or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. On termination, Landlord has the right to recover from Tenant all past due rent and the difference between rent owing hereunder and rent received by Landlord for the remainder of the Term.

     17. LANDLORD ' S RIGHT OF ENTRY. Landlord shall have the right to enter the Premises at all reasonable times after reasonable prior notice in order to inspect the Premises or to otherwise insure compliance with the provisions of this Lease; provided that any such inspection shall not unreasonably interfere with the occupants of the Premises or with Tenant's business operations on the Premises.

     18. SURRENDER OF PREMISES. Prior to
expiration or immediately upon termination of the term, Tenant shall surrender to Landlord the Premises and all Tenant's improvements and alterations in good condition (except for ordinary wear and tear and damage beyond Tenant's reasonable control), except for alterations that Tenant has the right to remove. Tenant shall remove all its personal property within the above-stated time. Tenant shall perform all restoration made necessary by the removal of any alterations or Tenant's personal property.

     19. ESTOPPEL CERTIFICATES. Either party
shall, within ten (10) days after receipt of written request from the other, execute and deliver to the requesting party, in recordable form, a certificate stating: (1) that this Lease is unmodified and in full force and effect, or in full force and effect as modified, and stating the modifications ; and ( 2 ) that the requesting party is not in default of the provisions of the Lease, or stating the nature and extent of any claimed default. The certificate also shall state the amount of minimum monthly rent, the dates to which the rent has been paid in advance, and the amount of any prepaid rent. Failure to deliver the certificate within the ten (10) days shall

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be conclusive for the benefit of the requesting
party that this Lease is in full force and effect and has not been modified, and that the requesting party is not in substantial default of the provisions of this Lease, except as may be represented by the requesting party.

     20. SIGNS. Tenant, at its cost, shall have the right to place, construct, and maintain an exterior sign on the Premises, advertising its business; provided, however, that the size, design and construction of the sign shall first be approved by Landlord and shall be in compliance with local regulations and ordinances.

     21. MISCELLANEOUS AND PROCEDURAL.

     21.1 TIME OF ESSENCE. Time is of the essence of each and every provision of this Agreement.'

     21.2 ATTORNEY'S FEES. If legal action
(including, without limitation, litigation and/or arbitration) is required or deemed necessary to enforce or interpret any of the provisions of this Agreement, the prevailing party shall be entitled to recover its costs of suit, including reasonable attorney's fees, incurred in connection therewith.

     21. 3 CONSENT OF PARTIES. Whenever consent or approval of either party to this Agreement is required, such consent or approval shall not be unreasonably withheld or delayed.

     21.4 BINDING EFFECT. Subject to the
restrictions on assignment set forth above, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assignees.

     21.5 CORPORATE AUTHORITY. Each corporate party to this Agreement, and each individual signing on behalf of a corporate party, hereby agrees that, upon execution of this Agreement, a certified copy of a resolution of such corporation's Board of Directors authorizing the execution of this Agreement by such individual.

     21.6 GOVERNING LAW; VENUE AND JURISDICTION.
This Agreement shall be construed and interpreted in accordance with the laws of the State of South
Carolina. Jurisdiction and venue in any action to interpret or enforce any provisions of this Agreement shall lie in Lancaster County, South
Carolina.

     21.7 INTEGRATED AGREEMENT; MODIFICATION. This
Agreement, together with all exhibits hereto, contains all agreements of the parties relating to the Premises, and may not be amended or modified except in writing by the party to be charged with such amendment or modification. .

     21.8 MEMORANDUM OF LEASE. A memorandum of this Lease shall be executed, acknowledged, and recorded with the official records of York County, South Carolina.

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     21.9 WAIVER. No delay or omission in the
exercise of any right or remedy of either party to this Agreement on any default by the other party shall impair such a right to remedy or be construed as a waiver. Either party's consent to or approval of any act by the other party requiring such consent or approval shall not be deemed to waive or render unnecessary the requirement of consent or approval of any subsequent act by either party.

21.10 NOTICE. Any notice, demand, request, consent, approval, or communication that either party desires or is required to give to the other party or any other person shall be in writing and either served personally or by facsimile transmission (where a facsimile number is available), or sent by prepaid, first-class mail, according to the following delivery information:

If to Landlord:          Albert M. Lynch
               538 Briarwood Road
               Lancaster, South Carolina 29720
               Phone: (803) 285-0080
               Fax: (803) 285-0080 (call first)

If to Tenant:       Columbia House, L.L.C
               3131 Elliott Avenue, Suite 500
               Seattle, Washington 98121
               Attention: Richard K. Sontgerath
               Phone:    (206) 298-2909
               Fax: (206) 301-4545

     Either party may change its address or other delivery information by delivering notice of the change in the manner prescribed in this subparagraph.
Any such notice shall be deemed delivered upon personal delivery or upon confirmation of facsimile transmission, or within forty-eight (48) hours from the time of mailing if mailed as provided in this subparagraph.

     21.11 HOLDOVER. If Tenant, with Landlord's consent, remains in possession of the Premises after expiration or termination of the term, including any extended term, or after the date in any notice given by Landlord to Tenant terminating this Lease as a result of Tenant ' s default, such possession by Tenant shall be deemed to be a month-to-month tenancy terminable by either party on giving thirty (30) days' notice of termination to the other party. All provisions of this Lease except those pertaining to term, option to purchase, and option to extend (and including the adjustment of minimum rent) shall apply to the month-to-month tenancy. If Tenant, without
Landlord's consent, remains in possession of the Premises after expiration or termination of the term, including any extended term, or after the date in any notice given by Landlord to Tenant terminating this Lease as a result of Tenant's default, such possession by Tenant shall be deemed to be at sufferance, terminable without notice.
Rent during any such unpermitted occupancy shall accrue at 150% of the rate otherwise applicable, and the Landlord's acceptance of such rent shall not be deemed acknowledgment of right of Tenant to occupy the Premises.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written.

     LANDLORD:      /s/ Albert M. Lynch
                                               ---
--------------------------------------
                    Albert M. Lynch

     TENANT:        COLUMBIA HOUSE, L.L.C., a
Washington
                    limited liability company

                    By:  /s/ R.K. Sontgerath
                    ------------------------------
               -------------
                    Richard K. Sontgerath
                    Its: Manager

STATE OF SOUTH CAROLINA  )
                    ) ss.
COUNTY OF LANCASTER      )

     I certify that I know or have satisfactory evidence that ALBERT M. LYNCH is the person who appeared before me, and said person acknowledged that said person signed this instrument and acknowledged it to be said person's free and voluntary act for the uses and purposes mentioned in the instrument.

Dated this 17th day of January, 1997,

                    /s/ Debra B. Rowell

--------------------------------------------------
--
                       (signature of Notary)

                    Debra B. Rowell

--------------------------------------------------
--

(Legibly Print or Stamp Name of Notary)

                    Notary public in and for the
state of
                    S.   Carolina, residing at Lancaster

                    My appointment expires 12-22-
97


STATE OF WASHINGTON )
                    )     ss.
COUNTY OF KING      )

     I certify that I know or have satisfactory evidence that Richard K. Sontgerath is the person who appeared before me, and said person acknowledged that said person signed this instrument, on oath stated that said person was authorized to execute the instrument and acknowledged it as the Manager of COLUMBIA HOUSE,
 .L. L. C. , a Washington limited liability company, to be the free and voluntary act of such limited liability company for the uses and purposes mentioned in the instrument.

     Dated this 13th day of January, 1997

                    /s/ Rosa Allen

--------------------------------------------------
--
                       (signature of Notary)

                    Rosa Allen

--------------------------------------------------
--

(Legibly Print or Stamp Name of Notary)

     [SEAL]              Notary public in and for
the state of
                    Washington, residing at Tacoma

                    My appointment expires 11-17-
00

                     EXHIBIT A

                OPTION TO PURCHASE

GRANT OF EXCLUSIVE OPTION TO PURCHASE. The following are the terms pursuant to which Landlord grants Tenant an option to purchase the Premises.

     1.   GRANT OF OPTION; EXERCISE; TERMINATION.

     1.1 ORIGINAL OPTION. In consideration of the execution of the Lease, Landlord hereby grants to Tenant an exclusive option to purchase the Premises upon expiration of the term of this Lease on the terms and conditions contained herein.

     1. 2 EXERCISE OF OPTON AND CLOSING. Tenant may exercise the option to purchase the Property by delivering written notice of exercise of the option ( "Exercise Notice" ) to Landlord at the place and in the manner prescribed for notices to Landlord under this Lease at least sixty (60) days prior to the expiration of the term of the Lease and closing shall occur within fifteen (15) days before or after the expiration of the term of the Lease.

     2. PURCHASE PRICE AND PAYMENT. The purchase price for the Premises shall be Two Million Three
Hundred Fifty-Seven Thousand Five Hundred Dollars
($2,357,500). The $250,000 Option Consideration under the Lease shall be applied toward the purchase price.

     3. CONVEYANCE AND TITLE INSURANCE.  At
closing, Landlord shall deliver title to the Premises to Tenant by full warranty deed, free and clear of all covenants, restrictions, rights, rights-of-way, leases, easements, liens and encumbrances, except for the following:

     3.1 Liens for taxes and general and special assessments;

     3.2 Covenants, conditions, restrictions, rights, rights-of-way, leases, easements, liens and encumbrances of record or in view as of the date of the Lease; provided that title shall be clear of any monetary liens created by Landlord;
and

     3.3 Any encumbrances arising out of Tenant's activities on the Premises.

Tenant shall also have confirmed that it will receive as soon as practicable after closing a standard form policy of owner's title insurance issued by a title company acceptable to Tenant, in the amount of the purchase price, and showing title vested in the name of Tenant, or its nominee in the condition described in this Paragraph 3.

     4. CLOSING PROCEDURE AND POSSESSION. Prior to closing, Seller and Purchaser shall execute and deposit with the Landlord's attorney in Lancaster, South Carolina, all documents reasonably required by the Closing Agent and all funds necessary to complete the sale in accordance with this option.
Closing shall be deemed to occur on the date of recordation of the warranty Deed.

     5. CLOSING COSTS AND PRORATIONS.

     5.1 CLOSING COSTS. Tenant shall pay the
premium for Tenant's policy of title insurance.
Landlord shall pay all costs of placing title in the condition described herein. The recording fee
(formerly deed documentary stamps) shall be paid by Landlord. All other miscellaneous closing costs shall be paid by Tenant and Landlord in accordance with the usual closing practice of the area.

     5.2 PRORATIONS. Rent required under the Lease shall be prorated as of the date of closing. In that the Tenant shall have occupied and operated the Premises during the term of the Lease and prior to closing on a
"triple-net" basis, there shall be no need to prorate any other items of income or expense pertaining to the Premises.

     6. REMEDIES ON DEFAULT. If, following
delivery of the Exercise Notice, either party defaults in its obligations hereunder, and if this transaction fails to close as a result of such default, either party may, at its election, enforce this Agreement by specific performance, recover damages based on the breach, or rescind this Agreement.

     7. NO BROKER'S COMMISSION.    Landlord and
Tenant acknowledge that a commission shall have been paid in connection with the negotiation and execution of the Lease,. and that no further commission shall be payable in connection with the sale of the Premises. Landlord and Tenant hereby warrant that, except for the broker(s) to whom the leasing commission shall have been paid, they have not discussed nor had any communications concerning the Premises with any real estate agent or broker prior to the execution of the Lease.
Should any claim for a commission or finder's fee be asserted by any third party as a result of the act or omission of either party, then the party alleged to have agreed to pay such commission or fee shall be solely responsible therefor, and shall indemnify, defend, and hold the other party harmless from any claim or liability therefor.

     SELLER:        /s/ Albert Lynch
                                               ---
--------------------------------
                              Albert Lynch

     PURCHASER:          COLUMBIA HOUSE, L.L.C., a
Washington
                    limited liability company

                    By: /s/ R.K. Sontgerath
                    ------------------------------
               ------
                    Richard K. Sontgerath
                    Its:  Manager

                     EXIBIT B
                 PERBONAL GUARANTY

     THIS PERSONAL GUARANTY ("Guaranty") is made and effective this 13th day of January, 1997, by DANIEL R. BATY of 3131 Elliott, Suite 500;
Seattle, WA 98121 ("Baty") to ALBERT M. LYNCH of
538 Briarwood Road, City of Lancaster, County of
Lancaster, State of South Carolina, 29720
("Lynch").

     l. STATE OF GUARANTY. In consideration of executing and entering into a Commercial Lease
Agreement with Option to Purchase property located at 40 and 42 Ross Cannon Street, York, South
Carolina (the "Lease") with Columbia House,
L.L.C., a Washington limited liability company, ("Tenant") Baty irrevocably and unconditionally guarantees payment when due, whether by acceleration or otherwise of the Lease and all the obligations and liabilities due and to become due to Lynch from Tenant under the Lease, together with all attorney fees, costs, and expenses of collection incurred by Lynch in enforcing any such obligations and liabilities.

     2. CONTINUING GUARANTY. Baty specifically agrees that this Guaranty is and shall be an open and continuing guaranty and all obligations and liabilities to which it applies or may apply shall be. conclusively presumed to have been created in reliance hereon and shall continue in full force and effect, notwithstanding any (a) change in rentals or other obligations under the Lease, (b) renewals, modifications, additions, or extensions thereto or extensions of time to perform any of the obligations thereunder.

     Baty specifically waives notice of assignment by Lynch and waives notice of any such changes, renewals, modifications, additions, extensions, or of any default by the Tenant.
     Baty further agrees and consents to any
assignment of this Guaranty, in which event it shall inure to the benefit of any such assignee with the same force and effect as though the assignee was specifically named in this Guaranty, and waives any notice of any such assignment.

     3. EFFECT OF INVALIDITY. No invalidity,
irregularity, or unenforceability of all or any part of the obligations and liabilities hereby guaranteed or of any security therefor shall affect, impair, or be a defense to this Guaranty.
This Guaranty is a primary obligation of Baty.

     4. GOVERNING LAW. This Guaranty shall be governed according to the law of South Carolina.

     As part of the consideration for Lynch's execution of the Lease, Baty agrees that any and all actions or proceedings arising directly or indirectly from this Guaranty shall be litigated in courts having jurisdiction and venue in Lancaster County, South Carolina.

     5. BINDING EFFECT. This Guaranty shall bind the respective heirs, executors, administrators, successors, and assigns of the undersigned.

     In witness whereof, this Guaranty is executed the day and year first above written.

                         /s/ Daniel R. Baty

     ------------------------
                         Daniel R. Baty